SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                  April 5, 2001
                Date of Report (Date of earliest event reported)


                            [LOGO OMITTED] NW NATURAL

                          NORTHWEST NATURAL GAS COMPANY
             (Exact name of registrant as specified in its charter)




                            Commission File No. 0-994

Oregon                                                      93-0256722
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

                 220 N.W. Second Avenue, Portland, Oregon 97209
               (Address of principal executive offices) (Zip Code)

       Registrant's Telephone Number, including area code: (503) 226-4211


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                           Part II. OTHER INFORMATION

Item 5.   Other Events

          The following press release was issued by Northwest Natural Gas Company on April 5, 2001:

          PORTLAND, Ore. - Northwest Natural Gas Company (NYSE: NWN), dba NW Natural, said that its earnings for the quarter ended March 31, 2001 will be reduced from expected levels due to the effects of high gas commodity prices on customers' consumption patterns.

          "Residential and commercial customers' consumptions per heating degree day were about 7 percent lower during the 2000-01 heating season than in the prior heating season," NW Natural's chief financial officer, Bruce R. DeBolt, said Thursday. "We think much of the reduction was due to the rate increases we had to apply last fall to pass through our much higher cost of purchased gas."

          DeBolt said the Company estimates that its earnings for the quarter ended March 31, 2001 will be in the range of $0.95 to $1.05 a share, compared to recent Street estimates of $1.05-$1.15 a share. He added that if the consumption pattern from the 2000-01 heating season were to continue for the full year, it could reduce margin revenues in 2001 by the equivalent of 25-35 cents a share of earnings from the recent Street estimates of $1.85-$1.88 a share. He estimated that due to normal seasonal variations in consumptions, about 5-10 cents a share of the potential additional exposure would be in the quarter ending June 30 and about 10-15 cents a share in the quarter ending December 31, 2001.

          NW Natural is engaged in discussions with the Oregon Public Utility Commission concerning a mechanism that would stabilize its margin revenues in the face of variable consumption patterns, while improving the effectiveness of its programs to encourage customers to improve energy efficiency and manage their energy bills. The Company's goal is to have such a mechanism in place before the next heating season starts in October 2001, thereby mitigating any further losses during the current fiscal year.

          "We believe we will also be able to offset at least a part of the potential negative impact of reduced consumptions during the rest of the year through continuing cost controls and incremental revenues from new services," DeBolt added.

          The Company's earnings estimates are based on an assumption of average weather conditions in NW Natural's service territory. Actual results would be affected by this and other uncertainties and risk factors explained in more detail in the Company's filings with the Securities and Exchange Commission.

          Weather conditions in NW Natural's service area for the three months ended March 31, 2001, were close to average, measured in comparison to the 25-year average of heating degree days for the region. A heating degree day is a


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measure of the coldness of weather based on the extent to which the average of the high and low temperatures for a day falls below 65 degrees Fahrenheit. Weather in the first quarter of 2001 was 4.5 percent warmer than last year's first quarter, which was 6 percent colder than the 25-year average.

          DeBolt said that NW Natural expects to report its results for the first quarter by press release on April 19. In addition, the Company will make a presentation that day to the investment community in Boston. A copy of that presentation will be available on the Company's website, www.nwnatural.com, at
                                                         -----------------
2:00 p.m. EDT Thursday, April 19, 2001.

          NW Natural, headquartered in Portland, Oregon, serves about 525,000 customers in Oregon and southwest Washington.

          NOTE: This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company's future operating results will be affected by various uncertainties and risk factors, many of which are beyond the Company's control, including governmental policy and regulatory action, the competitive environment and economic factors, as well as weather conditions. For a more complete description of these uncertainties and risk factors, see the Company's filing with the Securities and Exchange Commission on Form 10-K for the year ended Dec. 31, 2000.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        NORTHWEST NATURAL GAS COMPANY
                                        (Registrant)


Dated:  April 5, 2001                   /s/ Bruce R. DeBolt
                                        ---------------------------------------
                                        Senior Vice President and
                                        Chief Financial Officer


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